Exhibit 4.4

This Debenture has not been registered under the Securities Act of 1933, as amended, and cannot be sold or transferred except in compliance with that Act.


                    SENIOR CONVERTIBLE SUBORDINATED DEBENTURE

$600,000

                                                                 April 23, 2002

      FOR VALUE RECEIVED, the undersigned, Ultralife Batteries, Inc., a Delaware corporation ("Ultralife"), hereby promises to pay to Joseph C. Abeles ("Purchaser"), or order on December 31, 2002 (the "Maturity Date"), the principal sum of Six Hundred Thousand Dollars ($600,000), and to pay simple interest thereon, computed on the basis of a 360-day year of 12 30-day months, from the date hereof at the rate of 10% per annum. Interest shall be calculated monthly and shall be accrued through the Maturity Date.

      The principal hereof and interest hereon shall be payable at the office of the undersigned, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

      This Debenture is one of a duly authorized issue of debentures of Ultralife Batteries, Inc. designated as its Senior Convertible Subordinated Debentures due December 31, 2002 ("Debentures"), each such Debenture being subject to the same terms and conditions as contained herein.

                              W I T N E S S E T H:
                              --------------------

                           I. Recording and Transfer.
                              -----------------------

      1.1 Ultralife will have the right at any time, or from time to time, subsequent to the date hereof, to issue a new Debenture or Debentures to the Purchaser or holder in printed form or in any other form in substitution for this Debenture, provided that such substitute Debenture or Debentures shall contain all the terms and conditions of this Debenture, and no other terms and conditions. In the event of such reissuance of Debentures, the Purchaser or holder will be obligated to return to Ultralife this Debenture, or any subsequently issued Debentures, in exchange therefor.

      1.2 Ultralife will keep books at its principal office for the registration or transfer of the Debentures, or Ultralife may designate any bank or trust company or any registrar and transfer company as its Registrar and Transfer Agent for such purpose. The person in whose name a Debenture shall be registered on the books of Ultralife or its Transfer Agent shall be deemed and regarded as the absolute owner thereof for all purposes, notwithstanding any notice or knowledge to the contrary, and payment of the principal of, the interest on, or the premium, if any, on the Debentures shall be made, and the conversion thereof shall be effected, only by or upon the order of such registered owner. Any such payment or conversion shall be valid and effectual to satisfy and discharge Ultralife of liability upon such Debenture to the extent of such sum or sums so paid or the Common Stock of Ultralife issued upon such conversion.

      1.3 Subject to the provisions hereof, the Debenture shall be treated as negotiable, and the Purchaser may transfer or assign the Debenture, or any portion thereof, subject to all of the provisions and obligations contained herein. No transfer shall be valid unless made on the books of Ultralife or its Transfer Agent. Such transfers may be effected on the books of Ultralife or its Transfer Agent upon delivery of: (a) this Debenture, duly endorsed or accompanied by a written instrument of transfer, with the signature of endorsement guaranteed by a commercial bank or trust company; (b) a sum sufficient to reimburse Ultralife for any documentary stock transfer tax or other governmental charge imposed upon the transfer; and (c) a letter or other document from the transferee, in form and content satisfactory to Ultralife, stating that such transferee is acquiring the Debenture for his own account and without a view to, or in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended (hereinafter referred to as the "Act"), or applicable state law. Upon receipt of such documents, Ultralife shall issue a new Debenture in the form of the original Debenture to the proper parties as instructed by the transferor.

      1.4 Upon receipt of evidence satisfactory to Ultralife or its Transfer Agent of the loss, theft, destruction or mutilation of this Debenture, together with indemnification reasonably satisfactory to Ultralife and reimbursement for all expenses incident thereto, Ultralife or its Transfer Agent shall issue and deliver a new Debenture in lieu of any Debenture which may become lost, stolen, destroyed or mutilated.

                               II. Subordination.
                                   --------------

      The parties hereto agree that the payment of the principal of and the interest on the Debenture is expressly subordinated to the payment of all Senior Indebtedness, to the extent and subject to the conditions set forth in this
Article II. As used herein, the term "Senior Indebtedness" shall mean the principal of, the interest on and the premium, if any, on all indebtedness of Ultralife for money borrowed by it from any financial institution including banks, savings institutions or insurance companies and all renewals, extensions and refundings of any such indebtedness, whether such indebtedness shall have been incurred prior to, on, or subsequent to the date hereof, unless by the terms of the instrument creating or evidencing any such indebtedness it is provided that such indebtedness is not to be considered Senior Indebtedness for the purpose of the Debenture.

      2.1 No interest or principal shall be paid on the Debenture without the consent of the holders of all outstanding Senior Indebtedness if, at the date fixed herein for such interest or principal payment, Ultralife shall be in default of payment of principal or interest upon such Senior Indebtedness. In the event any payment of interest or principal hereunder shall be prohibited pursuant to this Section 2. 1, such payment shall be deemed to be deferred until the cure of all defaults in payment of principal or interest upon the Senior Indebtedness, and the


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

payments hereon so deferred shall immediately become due and payable, without any interest thereon, upon the cure of such defaults.

      2.2 In the event of any dissolution, winding up, liquidation or reorganization of Ultralife, whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors or in any other marshalling of the assets and liabilities of Ultralife, the holders of all Senior Indebtedness shall first be entitled to receive payment in full of such Senior Indebtedness before the holders of the Debentures shall be entitled to receive any payment upon the principal of, the interest on, or the premium, if any, on the indebtedness evidenced by the Debentures. Upon any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets of Ultralife of any kind or character, whether in cash, property or securities, to which the holders of the Debentures would be entitled, except for the provisions of this Article II, shall be made by the liquidating trustee or agent or such person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of the Senior Indebtedness or their representatives or to the trustee or trustees under any indenture or indentures under which any instruments evidencing any such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to pay in full all such Senior Indebtedness remaining unpaid, after giving effect to all concurrent payment or distribution with respect to such Senior Indebtedness.

      2.3 In the event that, notwithstanding the provisions of Section 2.2 of this Article II, upon any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets of Ultralife of any kind or character, whether in cash, property or securities, shall be received by the holders of the Debentures before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over to the holders of such Senior Indebtedness or their representatives or to the trustee or trustees under any indenture or indentures referred to in said Section 2.2, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution with respect to such Senior Indebtedness.

      2.4 Subject to the payment in full of all Senior Indebtedness, the holders of the Debentures, to the extent permitted by law, shall be subrogated to the rights of each holder of Senior Indebtedness (to the extent of the payments or distributions made to such holder pursuant to the provisions of Sections 2.2 and
2.3 of this Article II) to receive payments or distributions of assets of Ultralife applicable to the Senior Indebtedness until the principal of, the interest on, and the premium, if any, on this Debenture shall be paid in full, and each holder of Senior Indebtedness by accepting such payments or distributions shall be deemed to have agreed to said subrogation. No payments or distributions to the Senior Indebtedness pursuant to the provisions of Sections
2.2 and 2.3 shall, as between Ultralife, its creditors, other than the holders of the Senior Indebtedness, and the holders of the Debentures, be deemed to be a payment by Ultralife to or on account of the Debentures, the provisions of this
Article II being, and being intended, solely for the purpose of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of the Senior Indebtedness, on the other hand; and nothing contained in this Article II or elsewhere in this Debenture is intended to or shall impair, as between Ultralife, the


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

holders of the Debentures and the other creditors of Ultralife, other than the holders of Senior Indebtedness, the obligation of Ultralife, which is unconditional and absolute, to pay to the holders of the Debentures as and when the same shall become due and payable in accordance with the terms herein, or to affect the relative rights of the holders of the Debentures and the other creditors of Ultralife, other than the holders of Senior Indebtedness, or to prevent the holders of the Debentures from exercising all of the remedies otherwise permitted by applicable law upon default as provided for herein, subject to the rights, if any, under this Article II of the holders of the Senior Indebtedness in respect of any cash, property or securities of Ultralife received upon the exercise of any such remedy.

      2.5 In the event that this Debenture shall be declared due and payable before the Maturity Date because of the occurrence of a default hereunder, Ultralife will give prompt notice in writing of such happening to the holders of the Senior Indebtedness, and any and all Senior Indebtedness shall forthwith become immediately due and payable upon demand by the respective holders thereof regardless of the expressed maturity dates thereof.

                                III. Conversion.
                                     -----------

      The Purchaser agrees that at any time prior to the Maturity Date hereof, if Ultralife obtains the approval of the holders of a majority of the issued and outstanding shares of its $.10 per value Common Stock ("Common Stock") of the conversion of this Debenture, the principal amount of the Debenture shall automatically and mandatorily convert into Common Stock. The conversion price shall be Three Dollars and no Cents ($3.00) per share (hereinafter referred to as the "Conversion Price") subject to the following terms and conditions:

      3.1 Interest shall cease to accrue on the principal amount of the Debenture converted pursuant to the provisions of this Article III, immediately upon, and as of, the conversion thereof, and any and all accrued interest shall be forfeited by the Purchaser. As promptly as shall be practicable after the surrender of the Debenture for conversion in whole or in part, Ultralife will issue and deliver to the Purchaser or holder, the number of whole shares of Common Stock into which the Debenture shall be so converted. Such conversion shall for all purposes be deemed to have been effected at the close of business on the day of obtaining stockholder approval of the conversion of this Debenture.

      3.2 In connection with the conversion, if there is not an effective registration statement with respect to the shares of Common Stock issuable on conversion, Ultralife reserves the right to imprint restrictive legends on the certificates representing the shares of Common Stock into which the Debenture shall be converted and to place stop transfer orders against the same. Nothing contained herein shall be construed as requiring counsel for Ultralife to subsequently issue any opinion letter that registration is not required, and such counsel may refuse to issue such an opinion letter on any reasonable grounds or may require opinion letters from counsel for the proposed transferor, affidavits from the proposed transferor or transferee, letters from the Securities and Exchange Commission or any other documents which said counsel may deem to be necessary or desirable and proper as a condition precedent to issuing such an opinion letter.


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

      3.3 In the event that at any time the Common Stock of Ultralife shall be exchanged for, or changed into, a different kind and/or a number of shares of stock of Ultralife or of another corporation by reason of a merger, consolidation, sale of assets, recapitalization, reclassification, stock dividend, stock split-up or combination of shares or otherwise, then, until any further adjustment is required, there shall be issuable upon the conversion of this Debenture, in lieu of each share of Common Stock of Ultralife or of any other stock theretofore issued pursuant to the provisions of this Article III, the kind and/or number of shares of stock for which each share of Common Stock of Ultralife or such other stock shall be so exchanged, or into which each share of Common Stock of Ultralife or such other stock shall be so changed and the Conversion Price of Three Dollars and no cents ($3.00) per share of Common Stock shall be automatically adjusted to a new Conversion Price as nearly equivalent as practicable to the adjustment in shares of stock, if by reason of such merger, consolidation, recapitalization, reclassification or otherwise the number of issued and outstanding shares of Common Stock of Ultralife shall have been exchanged for or changed into such new shares on other than a one-to-one basis. If such event requires an adjustment in the Conversion Price, Ultralife shall mail notice of the nature of such event and the new Conversion Price to the Purchaser at the Purchaser's registered address within ten (10) days after the occurrence of such event.

      3.4 No adjustment in the Conversion Price shall be made for cash dividends on the shares of Common Stock of Ultralife or any other stock issued upon any conversion of the Debenture. No fractional shares or scrip representing fractional shares will be issued upon the conversion of the Debentures. In lieu of the issuance of any fractional share otherwise called for upon such conversion, Ultralife will pay to the Purchaser or holder an amount in cash equal to the value of such fractional share, based upon the Conversion Price.

      3.5 Ultralife shall at all times, prior to the maturity date of the Debenture, reserve and keep available out of its authorized but unissued Common Stock, solely for the purposes of issuance upon conversion of Debentures as herein provided an appropriate number of shares of Common Stock as shall be issuable upon the conversion of the Debenture. Such shares of Common Stock when issued upon conversion shall be duly and validly issued and fully-paid and non-assessable; however, unless such shares have been registered under the Act, such shares of Common Stock will be restricted and subject to restrictions on resale.

                IV. Representations and Warranties of Ultralife.
                    --------------------------------------------

      Ultralife represents and warrants to the Purchaser as follows:

      4.1 Ultralife is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and Ultralife is qualified to transact business and is in good standing in all states in which it owns property, and has power and authority to own its property and to carry on its business as now being conducted.

      4.2 All necessary action on the part of Ultralife relating to the authorization of the execution and delivery of this Debenture and the performance of its other obligations hereunder


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

has been taken, and all of the same shall be valid and enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights. Such action will not violate any provision of law, or of Ultralife's Certificate of Incorporation or By-Laws, and will not violate or create a default under any agreement to which Ultralife is a party, or by which any of its properties is bound, or any order, writ, injunction or decree of any Court or governmental. instrumentality, and will not result in the creation or imposition of any lien, charge or encumbrance upon any of the properties of Ultralife.

                                  V. Default.
                                     --------

      In the event that there shall be any Event of Default hereunder and such Event of Default shall remain uncorrected or unremedied for a period of more than thirty (30) days after Ultralife shall have received notice of such Event of Default from the Purchaser or other holders of Debentures, then such portion of the Debenture with respect to which the Event of Default occurred may, at the option of the Purchaser or the holders thereof, become immediately due and payable without further notice by the Purchaser or holders thereof.

"Event of Default" as used in this Article V shall mean and refer to any of the following: (i) the failure of Ultralife to pay any installment of interest or principal on any of the Debentures when and as the same shall become due and payable, whether at maturity, by call for redemption, by declaration or otherwise; (ii) the failure of Ultralife to cure a default declared by the holder of Senior Indebtedness within the applicable period of time to cure such default; (iii) the failure of Ultralife to observe and perform all of the covenants and agreements on the part of Ultralife contained herein; (iv) failure of any representation or warranty made by Ultralife herein to be truthful, accurate or correct; (v) the adjudication of Ultralife as a bankrupt by a court of competent jurisdiction or the entry by a court of competent jurisdiction of an order approving a petition seeking reorganization of Ultralife under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof or any other jurisdiction; (vi) the appointment by a court of competent jurisdiction of a trustee or receiver or receivers of Ultralife of all or any substantial part of its property upon the application of any creditor in any insolvency or bankruptcy proceeding or other creditor's suit, unless such appointment or decree or order shall be stayed upon appeal or otherwise; (vii) the filing by Ultralife of a petition in voluntary bankruptcy or the making by Ultralife of an assignment for the benefit of its creditors or the consenting by Ultralife to the appointment of a receiver or receivers of all or any substantial portion of the property of Ultralife; (viii) the filing by Ultralife of a petition or answer seeking reorganization under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof or any jurisdiction, or the filing by Ultralife of a petition to take advantage of any debtor's act.

      5.1 Upon the occurrence of an Event of a Default, each holder of any of the Debentures shall at all times have the right to institute any suit, action or proceeding, in equity or at law, for the enforcement of his rights as provided for herein, or in aid of the exercise of any right or power granted herein.


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

      5.2 The Debentures shall be the obligation of Ultralife solely and there shall be no recourse had for the payment thereof or interest thereon against any stockholder, officer or director of Ultralife, either directly or through Ultralife, by reason of any matter prior to the delivery of the Debentures, or against any present or future officer or director of Ultralife, all such liability being expressly released by the Purchaser and by any subsequent holders hereof by the acceptance hereof and as part of the consideration for the issue hereof.

                               VI. Miscellaneous.
                                   --------------

      6.1 All notices and other communications required to be given hereunder shall be in writing, by certified mail, postage prepaid, return receipt requested, addressed to Ultralife at its principal office or to the holder of the Debenture at his registered address as reflected on the books and records of Ultralife or its Transfer Agent.

      6.2 This Debenture represents the entire agreement between the parties hereto and may not be modified or rescinded except by mutual agreement of the parties hereto, except in accordance with the terms herein.

      6.3 No waiver of any breach of this Debenture shall be deemed or construed as a waiver of any subsequent breach thereof.

      6.4 This Debenture may not be assigned by the Purchaser except in accordance with the provisions hereof. This Debenture shall inure to the benefit of, and be binding upon, the successors and assigns of Ultralife.

      6.5 The headings of the Articles of this Debenture are inserted for convenience only and do not constitute a part hereof.

      6.6 Throughout this Debenture, the masculine gender shall be deemed to include the feminine and neuter, and the singular the plural, and vice versa.

      IN WITNESS WHEREOF, Ultralife has executed this Debenture on April 23,
2002.


                                     ULTRALIFE BATTERIES, INC.



                                     By: /s/ John D. Kavazanjian
                                         ------------------------------------
                                         John D. Kavazanjian, President

ATTEST:


/s/ Peter F. Comerford
--------------------------------------
Peter F. Comerford, Secretary


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